Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Dixie Group, Inc. Core Leadership Team Stock Ownership Plan of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of The Dixie Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 26, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP

Chattanooga, Tennessee
June 16, 1999